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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       Form 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934



          Date of the Report: July 21, 1994   Commission file number 1-5805
                              --------------                         ------


                             CHEMICAL BANKING CORPORATION
                          ----------------------------------
                (Exact name of registrant as specified in its charter)


               Delaware                                     13-2624428
          --------------------                         --------------------
          (State or other jurisdiction                 (I.R.S. Employer
           of incorporation)                           Identification No.


          270 Park Avenue, New York, NY                  10017
          -----------------------------                ----------
          (Address of principal executive Offices)     (Zip Code)


          Registrant's telephone number, including area code (212) 270-6000
                                                             --------------
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          Item 5.  Other Events
          ---------------------



          1. Chemical Banking Corporation ("the Corporation") announced on July 19, 1994, that 1994 second quarter net income was $357 million, or $1.28 per common share, up nine percent from earnings on a comparable basis of $327 million, or $1.14 per share, in the second quarter of 1993.

              Reported net income in last year's second quarter was $381 million, or $1.35 per common share, when the Corporation recognized income tax benefits of $54 million.

              For the first six months of 1994, net income was $676 million, an increase of 12 percent from $603 million on a comparable basis in the first half of 1993. Reported net income for the first six months of 1993 was $755 million, when the Corporation benefited from $152 million in accounting changes and tax benefits.

              A copy of the Corporation's Press Release announcing the results of operations for the 1994 second quarter is incorporated herein.



          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
          ---------------------------------------------------------------



          The following exhibits are filed with this Report:



              Exhibit Number            Description
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                  99                    Press Release - 1994 Second Quarter
                                                         Earnings.
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                                      SIGNATURE



             Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                             CHEMICAL BANKING CORPORATION
                                                    (Registrant)



          Dated July 21, 1994               by /s/Joseph L. Sclafani
                ----------------               ---------------------
                                                  Joseph L. Sclafani
                                                  Controller
                                            [Principal Accounting Officer]
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                                    EXHIBIT INDEX




          Exhibit Number      Description         Page at Which Located
          --------------      -----------         ---------------------

               99             Press Release                5